EXHIBIT 23.2
                                     CONSENT OF MIRSKY, FURST & ASSOCIATES, P.A.


                        MIRSKY, FURST & ASSOCIATES, P.A.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 201 MAIN STREET

                           FORT LEE, NEW JERSEY 07024
                                   ----------

ROBERT MIRSKY, C P A                   (201) 947-2186
MARVIN FURST, C P A                    (212) 889-3410
ALAN P. KURINOVICH, C P A              FAX (201) 947-6629


TO:  Board of Directors
     CRYO-CELL International, Inc.
     604 Packard Court
     Safety Harbor, Florida  34695

RE:  Consent to Use Opinion

We hereby consent to the use of our opinion (dated February 3, 1996 from the Form 10-KSB for the fiscal year end November 30, 1996) as herein described.

This consent is in connection with the registration under the Securities Act of 1993; as amended, of 10,000 shares of your Common Stock issued pursuant to options which have been granted under Agreements for Counseling and Advisory Services.

                        MIRSKY, FURST & ASSOCIATES, P.A.

Fort Lee, New Jersey
April 22, 1997